EXHIBIT 23.2

PUGH & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
WILL J. PUGH, CPA
RONNIE G. CATE, CPA	HOME FEDERAL PLAZA - SUITE 200	MEMBERS
C. LARRY ELMORE, CPA	315 NORTH CEDAR BLUFF ROAD
W. JAMES PUGH, JR., CPA	KNOXVILLE, TENNESSEE 37923	AMERICAN INSTITUTE OF
DANIEL C. FRANKLIN, CPA	___________	CERTIFIED PUBLIC ACCOUNTANTS
P. RICK HINCHEY, CPA
JAMES H. JONES, CPA	P.O. BOX 31409	TENNESSEE SOCIETY OF
LISA W. HILL, CPA	KNOXVILLE, TENNESSEE 37930-1409	CERTIFIED PUBLIC ACCOUNTANTS
SUSAN R. FOARD, CPA
865-769-0660 800-332-7021
TELECOPIER 865-769-1660

Consent of Independent Auditors

Board of Directors and Shareholders
First Central Bancshares, Inc.
   and Subsidiary
Lenoir City, Tennessee

We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report, dated March 1, 2002, relating to the consolidated financial statements of First Central Bancshares, Inc. and subsidiary, appearing in the Annual Report on Form 10-KSB of First Central Bancshares, Inc. and subsidiary for the year ended December 31, 2001.  We also consent to the reference to our Firm under the caption “Experts” in the proxy statement/prospectus, which is a part of this Registration Statement.

                                                                                               /s/ Pugh & Company, P.C.

                                                                                                Certified Public Accountants
                                                                                                Knoxville, Tennessee
                                                                                                January 22, 2003